Exhibit 10.1

AMENDMENT NO. 3 TO THE THIRD AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SMARTSTOP OP, L.P.

In accordance with Section 4.2 and Article 11 of the Third Amended and Restated Limited Partnership Agreement, effective as of June 28, 2019, as amended by that certain Amendment No. 1 dated October 29, 2019 and Amendment No. 2 dated April 20, 2020 (the “Agreement”), of SmartStop OP, L.P. (formerly Strategic Storage Operating Partnership II, L.P.) (the “Partnership”), the Agreement is hereby amended by this Amendment No. 3 (this “Amendment”) to revise certain terms of the Class A-2 Units set forth in Exhibit D to the Agreement. This Amendment is made and entered into as of March 24, 2021. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Section 10 of Exhibit D to the Agreement contains a definition of “AUM” that contemplates assets under management with respect to self storage focused programs advised or sponsored by SmartStop Self Storage REIT, Inc. (formerly Strategic Storage Trust II, Inc.) (the “General Partner”);

WHEREAS, the definition of AUM should be revised to revise the calculation of assets under management in connection with the earn-out of the Class A-2 Units to (a) add assets acquired by the Company and its affiliates since such assets will be managed by the Company and would have been subject to acquisition fees, asset management fees, property management fees and tenant protection plan revenues, and (b) change the joint venture percentage from pro rata to 100% since the Company will manage 100% of the joint venture assets rather than the pro rata percentage owned;

WHEREAS, the transfer provision in Section 8 of Exhibit D to the Agreement should be revised to clarify that the Class A-2 Units may be transferred after the required two-year holding period;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Additional Definitions in Section 10 of Exhibit D to the Agreement. The definition of AUM contained in Section 10 of Exhibit D to the Agreement is hereby amended and restated as follows:

“AUM” means the additional assets under management acquired or developed following the Closing Date with respect to the General Partner or its Affiliates, the self storage-focused programs advised or sponsored by the General Partner or its Affiliates and any future self storage-focused programs so advised or sponsored, measured against the assets under management with respect to the self storage focused programs advised or sponsored by the General Partner or its Affiliates as of the Closing Date; provided, however, that (I) for the purposes of determining AUM as it relates to a particular property, the value shall be the sum of (a) the closing purchase price of such property and (b) the development costs and costs capitalized pursuant to GAAP (before depreciation and amortization) related to real estate, if any, associated with such property, (II) for the purposes of determining AUM as it relates to unconsolidated joint ventures, the value shall be the 100% ownership of such joint venture’s gross real estate related GAAP cost basis, and (III) for the purposes of determining AUM as it relates to all other assets, the value shall be the fair market value of such real estate related assets and investments, as reasonably and mutually determined by SAM and SST II, in good faith.

2. Amendment to Section 8 of Exhibit D to the Agreement. Section 8 of Exhibit D to the Agreement is hereby amended and restated as follows:

8. Transfer of Class A-2 Units. SS OP Holdings may not transfer in any manner, any portion of the Class A-2 Units, within two years of receipt of such Class A-2 Units.

3. Effect of Amendment. Upon execution of this Amendment, on and after the date hereof, each reference to “this Agreement”, “hereunder”, “hereof”, or words of like import in the Agreement and in the other documents entered into in connection with the Agreement shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended hereby, the Agreement shall remain in full force and effect.

4. Continuation of Agreement. The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control.

5. Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Delaware.

6. Counterparts. This Amendment may be executed in two or more counterparts, and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature pages hereto shall be deemed and may be used as counterpart signature pages to the Agreement.

7. Binding Effect. This Amendment shall be binding on all parties to the Agreement upon approval by the necessary parties set forth in the recitals above.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 to the Third Amended and Restated Limited Partnership Agreement of SmartStop OP, L.P., as amended, effective as of the date first written above.

SMARTSTOP OP, L.P.

By:	SmartStop Self Storage REIT, Inc.,
its sole general partner

By:	/s/ Michael S. McClure
Name: Michael S. McClure
Title: Chief Executive Officer

SMARTSTOP SELF STORAGE REIT, INC.

By:	/s/ Michael S. McClure
Name: Michael S. McClure
Title: Chief Executive Officer

SMARTSTOP OP HOLDINGS, LLC

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

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